Exhibit 99.1

FOR IMMEDIATE RELEASE:

MEDALLION FINANCIAL ANNOUNCES COMPLETION OF PRIVATE

PLACEMENT OF $25.0 MILLION OF SENIOR UNSECURED NOTES

New York, NY – March 1, 2021 – Medallion Financial Corp. (Nasdaq: MFIN, “Medallion Financial” or the “Company”) announced today that it has completed a private placement of $25.0 million aggregate principal amount of fixed rate senior unsecured notes to certain institutional investors. The notes will mature on February 26, 2026 and bear a fixed interest rate of 7.25% per year, paid semi-annually. The notes received an investment grade rating of A minus by Egan-Jones. This transaction is in addition to the private placement of other notes aggregating $39.1 million principal amount in December 2020 and February 2021.

“We are pleased to announce the closing of this additional private placement as our profitable commercial and consumer lending segments continue to prosper,” stated Alvin Murstein, Chairman and CEO of Medallion Financial. “The Company intends to use the proceeds of this offering, together with that of our other recent private placements, for general corporate purposes, including the repayment of our existing public 9% senior notes maturing in April 2021.”

Wedbush Securities Inc. served as placement agent for the offering.

The offer and sale of the notes have not been registered under the Securities Act of 1933, or any state securities laws, and the notes may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to the registration requirements of the Securities Act and applicable state laws.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy the notes or any other securities of the Company, nor shall there be any sale of the notes or any other securities of the Company in any state or other jurisdiction in which, or to any person to whom, such offer, solicitation or sale is unlawful.

About Medallion Financial Corp.

Medallion Financial Corp. is a finance company that originates and services loans in various industries, and its wholly owned subsidiary, Medallion Bank, also originates and services consumer loans. Medallion Financial Corp. has lent more than $9 billion since its initial public offering in 1996.

Please note that this press release contains forward-looking statements that involve risks and uncertainties relating to business performance, cash flow, net interest income and expenses, other expenses, earnings, and growth. These statements are often, but not always, made through the use of words or phrases such as “will” and “continue” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These statements relate to future public announcements of our earnings, expectations regarding medallion loan portfolio, the potential for future asset growth and market share opportunities. Medallion’s actual results may differ significantly from the results discussed in such forward-looking statements. For example, statements about the effects of the COVID-19 pandemic on Medallion’s business, operations, financial performance and prospects constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond Medallion’s control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on Medallion, its customers and third parties. In addition to risks related to the ongoing COVID-19 pandemic, for a description of certain risks to which Medallion is or may be subject, please refer to the factors discussed under the heading “Risk Factors” in Medallion’s 2019 Annual Report on Form 10-K and Form 10-Q for the quarter ended September 30, 2020.

Company Contact:

Alex Arzeno

Investor Relations

212-328-2168

InvestorRelations@medallion.com